Exhibit 99.1

AVITA Therapeutics, Inc.: Results of 2020 Annual Meeting of Shareholders

November 10, 2020

VALENCIA, Calif. and MELBOURNE, Australia, Nov. 10, 2020 (GLOBE NEWSWIRE) — AVITA Therapeutics, Inc. (NASDAQ: RCEL, ASX: AVH) (Company), a regenerative medicine company that is developing and commercializing a technology platform that enables point-of-care autologous skin restoration for multiple unmet needs, is pleased to announce the results of its 2020 Annual Meeting of Shareholders that was held virtually today, being Monday, November 9, 2020 (Valencia, California) / Tuesday, November 10, 2020 (Melbourne, Australia).

Election of Directors: All five directors named in the Company’s proxy statement were re-elected to serve on the Company’s Board of Directors: Louis Panaccio, Chair; Dr. Michael Perry, Executive Director and CEO; Professor Suzanne Crowe, Director; Louis Drapeau, Director; and Jeremy Curnock Cook, Director.

Appointment of Independent Auditors: Shareholders approved the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021, as described in the proxy statement.

2020 Omnibus Incentive Plan: Shareholders approved (a) the adoption of the Company’s 2020 Omnibus Incentive Plan (the Plan), the terms of which are summarized in the proxy statement; and (b) for the purposes of ASX Listing Rule 7.2 Exception 13(b) and for all other purposes, the issue of equity securities in the Company under and subject to the terms of the Plan for three years commencing on the date of approval of the Plan by the Company’s shareholders.

Maximum Aggregate Annual Cash Pool for Non-Executive Directors: Shareholders approved the increase in the maximum aggregate annual cash fee pool from which non-executive directors of the Company may be paid for their service as a member of the board of directors of the Company from A$450,000 per annum to US$600,000 per annum.

Issue of Securities to Mr. Louis Panaccio: Shareholders approved the issue of shares of common stock or CHESS Depositary Interests in the Company to Mr. Louis Panaccio (or his nominee) up to a value of US$8,333 in each fiscal year during the three year period from the date of the Annual Meeting of Shareholders under the Plan, in lieu of the equivalent amount of directors fees otherwise payable to him by the Company, on the terms and conditions as set out in the proxy statement.

Issue of Securities to Professor Suzanne Crowe: Shareholders approved the issue of shares of common stock or CHESS Depositary Interests in the Company to Professor Suzanne Crowe (or her nominee) up to a value of US$8,333 in each fiscal year during the three year period from the date of the Annual Meeting of Shareholders under Plan, in lieu of the equivalent amount of directors fees otherwise payable to her by the Company, on the terms and conditions as set out in the proxy statement.

Issue of Securities to Mr. Louis Drapeau: Shareholders approved the issue of shares of common stock or CHESS Depositary Interests in the Company to Mr. Louis Drapeau (or his nominee) up to a value of US$8,333 in each fiscal year during the three year period from the date of the Annual Meeting of Shareholders under the Plan, in lieu of the equivalent amount of directors fees otherwise payable to him by the Company, on the terms and conditions as set out in the proxy statement.

Issue of Securities to Mr. Jeremy Curnock Cook: Shareholders approved the issue of shares of common stock or CHESS Depositary Interests in the Company to Mr. Jeremy Curnock Cook (or his nominee) up to a value of US$8,333 in each fiscal year during the three year period from the date of the Annual Meeting of Shareholders under the Plan, in lieu of the equivalent amount of directors fees otherwise payable to him by the Company, on the terms and conditions as set out in the proxy statement.

Advisory Vote to Approve Compensation of Named Executive Officers: Shareholders voted in favour of the non-binding advisory vote to approve the compensation of the Company’s named executive officers.

Advisory Vote to Approve the Frequency of Future Advisory Votes: In relation to the non-binding advisory vote to approve the frequency of future advisory votes to approve executive compensation, shareholders voted in favour of future advisory votes being held every one year.

Dr. Michael Perry, Chief Executive Officer, commented, “We are pleased the shareholders of AVITA Therapeutics, Inc. have shown their confidence with the Board of Directors by electing them to serve for another year. The executive team and employees of the Company will continue to execute on our strategies of enrolling subjects in our clinical trials, exploring indications in other adjacencies, and ramping our revenues for the use of RECELL® in burns.”

The final votes have been reported in a Form 8-K that was filed with the Securities and Exchange Commission earlier today. The filing can be found on the Company’s website at https://ir.avitamedical.com/financials/sec-filings.

The voting results of the Annual Meeting of Shareholders for the purposes of ASX Listing Rule 3.13.2 are attached to this announcement.

Authorized for release by the Chief Executive Officer of AVITA Therapeutics, Inc.

ABOUT AVITA THERAPEUTICS, INC.

AVITA Therapeutics is a regenerative medicine company with a technology platform positioned to address unmet medical needs in burns, chronic wounds, and aesthetics indications. AVITA Therapeutics’ patented and proprietary collection and application technology provides innovative treatment solutions derived from the regenerative properties of a patient’s own skin. The medical devices work by preparing a RES® REGENERATIVE EPIDERMAL SUSPENSION, an autologous suspension comprised of the patient’s skin cells necessary to regenerate natural healthy epidermis. This autologous suspension is then sprayed onto the areas of the patient requiring treatment.

AVITA Therapeutics’ first U.S. product, the RECELL® System, was approved by the U.S. Food and Drug Administration (FDA) in September 2018. The RECELL System is indicated for use in the treatment of acute thermal burns in patients 18 years and older. The RECELL System is used to prepare Spray-On Skin™ Cells using a small amount of a patient’s own skin, providing a new way to treat severe burns, while significantly reducing the amount of donor skin required. The RECELL System is designed to be used at the point of care alone or in combination with autografts depending on the depth of the burn injury. Compelling data from randomized, controlled clinical trials conducted at major U.S. burn centers and real-world use in more than 8,000 patients globally, reinforce that the RECELL System is a significant advancement over the current standard of care for burn patients and offers benefits in clinical outcomes and cost savings. Healthcare professionals should read the INSTRUCTIONS FOR USE - RECELL® Autologous Cell Harvesting Device (https://recellsystem.com/) for a full description of indications for use and important safety information including contraindications, warnings and precautions.

In international markets, our products are marketed under the RECELL System brand to promote skin healing in a wide range of applications including burns, chronic wounds and aesthetics. The RECELL System is TGA-registered in Australia and received CE-mark approval in Europe.

To learn more, visit www.avitamedical.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This announcement includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “look forward,” “forecast,” “goal,” “target,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this announcement include, but are not limited to, statements concerning, among other things, our ongoing clinical trials and product development activities, regulatory approval of our products, the potential for future growth in our business, and our ability to achieve our key strategic, operational and financial goal. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward- looking statement contained in this announcement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the timing of regulatory approvals of our products; physician acceptance, endorsement, and use of our products; failure to achieve the anticipated benefits from approval of our products; the effect of regulatory actions; product liability claims; risks associated with international operations and expansion; and other business effects, including the effects of industry, economic or political conditions outside of the company’s control. Investors should not place considerable reliance on the forward-looking statements contained in this announcement. Investors are encouraged to read our publicly available filings for a discussion of these and other risks and uncertainties. The forward-looking statements in this announcement speak only as of the date of this announcement, and we undertake no obligation to update or revise any of these statements.

FOR FURTHER INFORMATION:

U.S. Media Sam Brown, Inc. Christy Curran Phone +1 615 414 8668 christycurran@sambrown.com	Investors: Westwicke Partners Caroline Corner Phone +1 415 202 5678 caroline.corner@westwicke.com

O.U.S Media Monsoon Communications Rudi Michelson Phone +61 (0)3 9620 3333 Mobile +61 (0)411 402 737 rudim@monsoon.com.au

AVITA Therapeutics, Inc.

Annual Meeting of Shareholders

November 9, 2020 (Pacific Time) / November 10, 2020 (Australian Eastern Daylight Time)

Voting Results

The following information is provided for the purposes of ASX Listing Rule 3.13.2.

Resolution details	Instructions given to validly appointed proxies (as at proxy close)				Number of votes cast on the poll			Resolution result
Resolution	For	Against	Proxy’s discretion	Abstain	For	Against	Abstain*	Carried / not carried

Resolution 1: Election of Directors to serve a one-year term Lou Panaccio, Chairman of the Board of Directors	8,454,939 92.44%	691,576 7.56%	0 0%	0	8,454,939 92.44%	691,576 7.56%	0	Carried

Resolution 1: Election of Directors to serve a one-year term Dr. Michael Perry, Director and Chief Executive Officer	8,057,811 88.31%	1,066,472 11.69%	0 0%	0	8,057,811 88.31%	1,066,472 11.69%	0	Carried

Resolution 1: Election of Directors to serve a one-year term Jeremy Curnock Cook, Director	8,158,543 89.42%	965,187 10.58%	0 0%	0	8,158,543 89.42%	965,187 10.58%	0	Carried

Resolution 1: Election of Directors to serve a one-year term Louis Drapeau, Director	8,113,245 88.92%	1,011,038 11.08%	0 0%	0	8,113,245 88.92%	1,011,038 11.08%	0	Carried

Resolution 1: Election of Directors to serve a one-year term Professor Suzanne Crowe, Director	8,140,881 89.24%	981,886 10.76%	0 0%	0	8,140,881 89.24%	981,886 10.76%	0	Carried

Resolution 2: To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2021.	11,377,348 93.21%	605,154 4.96%	0 0%	233,655	11,377,348 93.21%	605,154 4.96%	233,655	Carried

Resolution 3: To approve (a) the adoption of the Company’s 2020 Omnibus Incentive Plan; and (b) for the purposes of ASX Listing Rule 7.2 Exception 13(b) and for all other purposes, the issue of equity securities in the Company under and subject to the terms of the 2020 Omnibus Incentive Plan for three years commencing on the date that it is approved by the Company’s stockholders.	7,267,180 79.45%	1,495,921 16.35%	0 0%	384,290	7,267,180 79.45%	1,495,921 16.35%	384,290	Carried

Resolution 4: To approve for the purposes of ASX Listing Rule 10.17 and for all other purposes that the maximum aggregate annual cash fee pool from which non-executive directors of the Company may be paid for serving on the board be increased from A$450,000 to US$600,000 per annum.	6,642,165 72.62%	2,130,840 23.29%	0 0%	374,224	6,642,165 72.62%	2,130,840 23.29%	374,224	Carried

Resolution 5: To approve, subject to Resolution 3 passing, the issue of shares of common stock or CDIs to Mr Louis Panaccio (or his nominee) over the next three years up to a value of US$8,333 in each fiscal year under the Company’s 2020 Omnibus Incentive Plan, pursuant to and for the purposes of ASX Listing Rule 10.14.	7,812,194 85.40%	946,460 10.35%	0 0%	388,575	7,812,194 85.40%	946,460 10.35%	388,575	Carried

Resolution 6: To approve, subject to Resolution 3 passing, the issue of shares of common stock or CDIs to Prof Suzanne Crowe (or her nominee) over the next three years up to a value of US$8,333 in each fiscal year under the Company’s 2020 Omnibus Incentive Plan, pursuant to and for the purposes of ASX Listing Rule 10.14.	7,885,577 86.20%	870,563 9.52%	0 0%	391,089	7,885,577 86.20%	870,563 9.52%	391,089	Carried

Resolution 7: To approve, subject to Resolution 3 passing, the issue of shares of common stock or CDIs to Mr Louis Drapeau (or his nominee) over the next three years up to a value of US$8,333 in each fiscal year under the Company’s 2020 Omnibus Incentive Plan, pursuant to and for the purposes of ASX Listing Rule 10.14	7,874,138 86.09%	878,478 9.60%	0 0%	394,613	7,874,138 86.09%	878,478 9.60%	394,613	Carried

Resolution 8: To approve, subject to Resolution 3 passing, the issue of shares of common stock or CDIs to Mr Jeremy Curnock Cook (or his nominee) over the next three years up to a value of US$8,333 in each fiscal year under the Company’s 2020 Omnibus Incentive Plan, pursuant to and for the purposes of ASX Listing Rule 10.14.	7,868,343 86.02%	882,367 9.65%	0 0%	396,519	7,868,343 86.02%	882,367 9.65%	396,519	Carried

Resolution 9: Advisory vote to approve the compensation of the Company’s named executive officers.	4,619,013 50.49%	4,289,735 46.90%	0 0%	238,481	4,619,013 50.49%	4,289,735 46.90%	238,481	Carried

Resolution details	Instructions given to validly appointed proxies (as at proxy close)					Number of votes cast on the poll				Resolution result
Resolution	One year	Two years	Three years	Proxy’s discretion	Abstain	One year	Two years	Three years	Abstain*	Result

Resolution 10: Advisory vote to approve the frequency of future advisory votes to approve executive compensation (every one, two or three years).	7,783,828 85.04%	298,482 3.26%	781,285 8.53%	0 0%	290,424	7,783,828 85.04%	298,482 3.26%	781,285 8.53%	290,424	One Year

*

Votes relating to a person who abstained on Resolution 1, 4, 5, 6, 7, 8 or 10 (as applicable) were not counted in determining whether or not the required majority of votes were cast for or against that Resolution. Votes relating to a person who abstained on Resolution 2, 3 or 9 (as applicable) were counted as votes “AGAINST” that Resolution in determining whether or not the required majority of votes were cast for or against that Resolution.